UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2020

AMERICANN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1555 Blake Street, Unit 502
                Denver, CO 80202
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 862-9000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the 9+8Erovisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

On November 19, 2020, AmeriCann received two licenses from the Massachusetts Cannabis Control Commission. The licenses are for Cannabis Cultivation and a license for Cannabis Product Manufacturing.

The Cultivation and Product Manufacturing licenses awarded to AmeriCann will be used by AmeriCann to cultivate cannabis and manufacturing cannabis infused products in Building 2 of the Company’s flagship development, the Massachusetts Cannabis Center (MCC).

The MCC is a planned one million square foot sustainable greenhouse, processing and product manufacturing project in Freetown, Massachusetts which is being developed by AmeriCann.

Building 1 of the MCC is complete and AmeriCann’s JV Partner commenced operations in February of 2020 with a 30,000 square foot state-of-the-art greenhouse and product manufacturing facility.

The Company’s design plans for Building 2 include approximately 400,000 square feet of state-of-the-art cultivation and product manufacturing space.

Adult use cannabis sales in Massachusetts exceeded $1 billion this month since the beginning of the program in 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2020

AMERICANN, INC.

By:	/s/ Timothy Keogh
Timothy Keogh, Chief Executive Officer

AmeriCann 8-K 8.01 Mass. Licenses Bill Chgs. 11-19-20